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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 29, 2003

                                PAXAR CORPORATION
             (Exact name of registrant as specified in its charter)

         NEW YORK                      1-9493                  13-5670050
(State or other jurisdiction        (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

         105 CORPORATE PARK DRIVE
          WHITE PLAINS, NEW YORK                            10604
 (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         Exhibit 99.1 -- Paxar Corporation Press Release, issued July 29, 2003.

ITEM 9. REGULATION FD DISCLOSURE.

         See Item 12. Results of Operations and Financial Condition.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On July 29, 2003, Paxar Corporation issued a press release announcing its second-quarter 2003 earnings. A copy of Paxar's press release is attached to this report as Exhibit 99.1 and incorporated by reference.

         Paxar's conference call relating to the press release included certain non-GAAP financial measures. Specifically, Paxar's management stated that net income, excluding restructuring and other charges, for the second quarter was $9.8 million, or $0.25 per share. Paxar's reported net income for the quarter, which included restructuring and other charges of $2.8 million net of income taxes, or $0.07 per share, resulting in net income of $7 million, or $0.18 per share. In addition, management stated that anticipated third-quarter 2003 earnings per share, excluding restructuring and other charges, were $0.18 to $0.22 and that anticipated fiscal year 2003 earnings per share, excluding restructuring and other charges, were $0.75 to $0.82. Management currently cannot estimate the extent of restructuring and other charges for the third or fourth quarter. Accordingly, the earnings per share forecasts cannot be reconciled to GAAP. In light of expected restructuring and other charges for the third quarter, reported earnings per share will be less than the range of $0.18 to $0.22 for the third quarter. In addition, in light of restructuring and other charges of $0.13 per share in the first six months of the year, reported earnings per share will be less than $0.62 to $0.69 for fiscal year 2003.

         Paxar's management believes these non-GAAP financial measures provide useful information to investors by removing the effect of variances in GAAP-reported results of operations that are not indicative of fundamental changes in the earnings capacity of Paxar's operations. Management also believes that the presentation of these non-GAAP financial measures is consistent with the company's past practice, as well as industry practice in general, and will enable investors and analysts to compare current non-GAAP measures with non-GAAP measures presented in prior periods. The non-GAAP financial measures used by Paxar should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PAXAR CORPORATION
                                          (Registrant)


Date: August 4, 2003                      By:   /s/ Jack R. Plaxe
                                              ----------------------------------
                                                 Jack R. Plaxe
                                                 Senior Vice President
                                                 and Chief Financial Officer



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